Exhibit 10.58

AMENDMENT TO MATCHING PRSU AGREEMENT
(_______________)
This is a [First] Amendment to Matching PRSU Agreement (the “Amendment”), between Tempur Sealy International, Inc. (the “Company”), and [_________________] (the “Employee” and together with the Company, the “Parties”).
WHEREAS, the Parties are parties to a Matching Performance Restricted Stock Unit Award Agreement, dated as of [_________________] (the “Matching PRSU Agreement”);
WHEREAS, the Matching PRSU Agreement currently provides that upon an “Approved Retirement”, the Committee may in its discretion continue the vesting of a pro rata portion (as determined pursuant to the Matching PRSU Agreement) of the Performance Restricted Stock Units in accordance with the annual vesting schedule set forth in the Matching PRSU Agreement, subject to the other terms and conditions of the Matching PRSU Agreement;
WHEREAS, in the Matching PRSU Agreement an Approved Retirement is defined in part by reference to the term “retirement” as defined in the Company’s retirement policies as in effect at the applicable time, but the Company has confirmed that it currently has no Company-wide retirement policies that would be a suitable reference for this term; and
WHEREAS, the Company wishes to amend the Matching PRSU Agreement to (i) create a new definition of “Retirement”; (ii) continue to provide the Compensation Committee the discretion to determine whether any “Retirement” (as redefined) should constitute an Approved Retirement, and (iii) provide the Compensation Committee additional discretion to determine whether on an Approved Retirement all or only part of the unvested Performance Restricted Stock Units (i.e., some amount other than a pro rata portion as currently provided in the Matching PRSU Agreement) shall vest.
NOW, THEREFORE, the Parties hereto agree as follows:
1.    Amendment.
(a)    Section 4(e) (“Approved Retirement”) is hereby amended in its entirety to read as follows:
“(e) Approved Retirement. In the event of the Recipient’s Approved Retirement, the Committee may at its sole discretion consent to the continued vesting of all or part of the unvested Performance Restricted Stock Units on the remaining Vesting Dates and the balance (if any) shall be cancelled and no Stock issued therefor. Notwithstanding the foregoing no Stock shall be

Exhibit 10.58

issued and all of Recipient’s rights to the unvested Performance Restricted Stock Units and the related Stock issuable thereunder shall be forfeited, expire and terminate unless (i) the Company shall have received a release of all claims from the Recipient in the form customarily used by the Company in connection with the departures of senior executives (“Release and Waiver”) (and said Release and Waiver shall have become irrevocable in accordance with its terms) prior to the next applicable Vesting Date (or if earlier the deadline established in the form of release delivered by the Company to Recipient for execution) and (ii) the Recipient shall have complied with the covenants set forth in Section 10 of this Agreement. If and to the extent the Committee shall for any reason decline to consent to continued vesting on the Recipient’s Retirement, then the provisions of subsection (c) above shall instead apply.”
(b)    Section 4(f)(v) (“Retirement”) is hereby amended in its entirety to read as follows:
“(v) “Retirement” shall mean the voluntary termination of the Recipient’s employment with the Company or any of its Subsidiaries or Affiliates on or after reaching the minimum age of fifty-five (55); provided, however, that the sum of the Recipient’s age plus years of service (counting whole years only) must equal at least sixty (60) and provided further that there is no basis for the Company to terminate the Recipient For Cause at the time of Recipient’s voluntary termination; and”
(c)    Section 4(f) is hereby amended by adding the following as a new clause (vi):
“(vi) “Approved Retirement” shall mean any Retirement of the Recipient the Committee determines in its sole discretion shall be treated as an “Approved Retirement” for purposes of this Agreement.”
2.    No Other Amendments. Except as expressly set forth above, the Matching PRSU Agreement remains in full force and effect in accordance with its terms.
3.    Defined Terms. Capitalized terms used herein without definition have the meanings given them in the Matching PRSU Agreement.
4.    Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Amendment delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Amendment.

Exhibit 10.58

IN WITNESS WHEREOF, the Parties have executed this First Amendment to Matching PRSU Agreement as of this ____ day of ________________, 201[_].
The Company
TEMPUR SEALY INTERNATIONAL, INC.

By: ________________________________
Name:
Title:
Employee
____________________________________